UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2017

SKY PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17330 Preston Road, Unit 200, Dallas, Texas     75252
 (Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code: (469) 319-1300

15950 N. Dallas Parkway, Ste 400, Dallas, Texas 75248
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 1, 2017, Sky Petroleum, Inc.. (the “Company”) entered into a Agreement Contract for the Sale and Purchase of Libyan Crude Oil FOB (the “Agreement”) by and between the Company and National Oil Corporation (Benghazi-Libya)(the “National Oil Corporation (Libya)”).  The material terms of the Agreement are as follows:

(a)	National Oil Corporation (Libya), with full authority, agreed to supply and deliver Libyan Light Crude Oil of the Grade specified in the Agreement (the “Oil”).
(b)	The quantity of crude oil to be sold and delivered under the Agreement is 5,000,000 bbls plus or minus five percent (+/- 5%) in the Company’s option with partial shipment permitted.
(c)
If the Company fails to initiate shipping process within 45 days from signing the agreement, the contract is considered cancelled and National Oil Corporation (Libya) has no financial obligation under the Agreement.

(d)	National Oil Corporation (Libya) shall deliver the Oil on board the Vessel nominated by the Company.
(e)
The Company shall pay for each Barrel of Oil delivered FOB one safe port/berth, Libya,  the Official Selling Price, NOC declared price on Platts, Thomson Reuters for each exported oil blend (OSP) to Dated Brent (5 days around BL) minus a negotiated discount (the “Price”).

(f)	The Company and National Oil Corporation (Libya) shall comply with inspections for quality and quantity control.
(g)
The Company shall pay the Price for the Oil multiplied by the quantity delivered by means of an irrevocable confirmed assignment of proceeds from a documentary standby letter of credit issued by the End User’s bank on terms acceptable to the Company to the National Oil Corporation (Libya)’s bank.

(h)
National Oil Corporation (Libya) agrees to work with the Company and its agents to insure all below documents are compliant with buyer Assignment of Proceeds. The Assignment of Proceeds shall: (a) provide for National Oil Corporation (Libya) to present the original documents; and (b) cover 100% of the FOB value of the Cargo and will allow a tolerance of plus/minus 5% (+/- 5%) in both quantity and amount. All charges relating to the opening of the Assignment of Proceeds shall be for the Company’s account. All other charges to be for National Oil Corporation (Libya)’s account.

(i)	The Company and National Oil Corporation (Libya) shall follow certain procedures for the loading and delivery of the Oil.
(j)	National Oil Corporation (Libya) shall indemnify the Company for certain losses arising from breach of the National Oil Corporation (Libya)’s delivery procedure obligations.
(k)
The Agreement is governed by English Law to the exclusion of any other law, which may be imputed in accordance with choice of law rules applicable in any jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods of Vienna, 11 April 1980, shall not apply to the Agreement.

Under the terms of the Agreement, the Company irrevocably agreed on a firm commitment basis to purchase and load the crude oil from the National Oil Corporation (Libya).  The Agreement is subject to final approval by governmental authorities in Libya.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SKY PETROLEUM, INC.
April 27, 2017	By: /s/ Karim Jobanputra Karim Jobanputra Interim Chief Executive Officer